UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TESS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2020, TESSCO Technologies Incorporated (“TESSCO” or the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, the Company’s primary operating subsidiaries as co-borrowers, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, swingline lender and an issuing bank. As of the closing date of the Credit Agreement, the only Lender is Wells Fargo Bank, National Association. Terms used, but not defined, in this Current Report on Form 8-K have the meanings set forth in the Credit Agreement or the related Guaranty and Security Agreement.

The Credit Agreement provides for a senior secured asset based revolving credit facility of up to $75 million (the “Revolving Credit Facility”), which matures in forty-two months, on April 29, 2024. The Revolving Credit Facility includes a $5.0 million letter of credit sublimit and provides for the issuance of Swing Loans. The Credit Agreement also includes a provision permitting the Company, subject to certain conditions, to increase the aggregate amount of the commitments under the Revolving Credit Facility to an aggregate commitment amount of up to $125 million with optional additional commitments from then existing Lenders or new commitments from additional lenders, although no Lender is obligated to increase its commitment. Availability is determined in accordance with the Borrowing Base, which is generally 85% of Eligible Accounts minus the Dilution Reserve, plus a calculated value of Eligible Inventory aged less than 180 days plus the lesser of $4,000,000 and a calculated value of Inventory aged more than 180 days minus a calculated Reserve, as further detailed and set forth in the Credit Agreement. At present, $36,092,305.82 of the $75 million commitment amount is available.

Borrowings initially accrue interest from the applicable borrowing date: (A) if a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin of 2.25% until the March 31, 2021 financial statements are delivered and thereafter (i) if the Fixed Charge Coverage Ratio is less than 1.10:1.00, then 2.25% or (ii) if the Fixed Charge Coverage Ratio is greater than or equal to 1.10:1.00, then 2.00%; or (B) if a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Base Rate Margin of 1.25% per annum until the March 31, 2021 financial statements are delivered and thereafter (i) if the Fixed Charge Coverage Ratio is less than 1.10:1.00, then 1.25% or (ii) if the Fixed Charge Coverage Ratio is greater than or equal to 1.10:1.00, then 1.00%. The Credit Agreement contains a LIBOR floor of 0.25% so that if the LIBOR Rate is below 0.25%, then the LIBOR Rate will be deemed to be equal to 0.25% for purposes of the Credit Agreement.

Following an Event of Default, the Lenders may at their option increase the applicable per annum rate to a rate equal to two percentage points above such rate and, with certain events of default such increase is automatic.

The Company is required to pay a monthly Unused Line Fee on the average daily unused portion of the Revolving Credit Facility, at a per annum rate equal to 0.25%.

Borrowings under the Revolving Credit Facility will be used to pay all indebtedness outstanding under the existing credit facility among the Company and certain subsidiaries, the lenders party thereto and Truist Bank (successor by merger to SunTrust Bank), as administrative agent, and thereafter may be used for working capital and other general corporate purposes, and as further provided in, and subject to the applicable terms of, the Credit Agreement.

The Company is required to make certain prepayments under the Revolving Credit Facility under certain circumstances, including from net cash proceeds from certain asset dispositions in excess of certain thresholds.

The Credit Agreement contains representations, warranties and affirmative covenants. The Credit Agreement also contains negative covenants and restrictions on, among other things: (i) Indebtedness, (ii) liens, (iii) fundamental changes, (iv) disposition of assets, (v) restricted payments (including certain restrictions on redemptions and dividends), (vi) investments and (vii) transactions with affiliates. The Credit Agreement also contains events of default, such as payment defaults, cross-defaults to other material indebtedness, misrepresentations, bankruptcy and insolvency, the occurrence of a Change of Control and the failure to observe the negative covenants and other covenants contained in the Credit Agreement and the other loan documents.

Pursuant to a related Guaranty and Security Agreement, by and among the Company, the other borrowers under the Credit Agreement and the other operating subsidiaries of the Company (collectively, the “Loan Parties”), and Wells Fargo Bank, National Association, as Administrative Agent, the Obligations, which include the obligations under the Credit Agreement, are guaranteed by the Loan Parties, and secured by continuing first priority security interests in the Company’s and the other Loan Parties’ (including both borrowers and guarantors) Accounts, Books, Chattel Paper, Deposit Accounts, General Intangibles, Inventory, Negotiable Collateral, Supporting Obligations, Money, Cash Equivalents or other assets that come into the possession, custody or control of the Agent or any Lender, and related assets, and the proceeds and products of any of the foregoing (the “Collateral”). The security interests in the Collateral are in favor of the Administrative Agent, for the benefit of the Lenders party to the Credit Agreement from time to time. The Obligations secured also include certain other obligations of the Loan Parties to the Lenders and their affiliates arising from time to time, relating to swaps, hedges and cash management and other bank products.

The foregoing description of the Credit Agreement and Guaranty and Security Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement and to the Guaranty and Security Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Simultaneously with entering into the Credit Agreement and Guaranty and Security Agreement referenced in Item 1.01, the Company repaid in full all Indebtedness outstanding under the existing $75 million secured revolving credit facility among the loan parties, the lenders party thereto and Truist Bank (successor by merger to SunTrust Bank), as administrative agent, which had an outstanding principal balance of $38,830,747.47 at October 29, 2020, and in connection therewith the related Amended and Restated Credit Agreement dated as of October 19, 2017 was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated as of October 29, 2020, among TESSCO Technologies Incorporated, the additional borrowers party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent for each member of the Lender Group and the Bank Product Providers.*
10.2	Guaranty and Security Agreement dated as of October 29, 2020, among TESSCO Technologies Incorporated and its subsidiaries and Wells Fargo Bank, National Association, as Administrative Agent for each member of the Lender Group and the Bank Product Providers*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Senior Vice President, Chief Financial Officer, and Corporate Secretary

Dated: November 4, 2020